                                                                  EXHIBIT 99(f)


                   CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

        I consent to become a director of ErgoBilt, Inc. immediately after the closing of its initial public offering. I also consent to the use of my name and information I provided about myself in the registration statement on Form S-1 for the initial public offering.


Date: January 8, 1997                   Signature: /s/ MARK MCMILLAN
                                                  ---------------------------

                                        Printed Name: Mark McMillan
                                                     ------------------------